EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A of Cord Blood America, Inc. and Subsidiaries of our report dated March 7, 2006 relating to our audit of the consolidated financial statements for the year ended December 31, 2005. The undersigned also consents to the reference to the undersigned under the heading “Experts” in such Registration Statement.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

July 13, 2006